Exhibit 3.24
Bylaws
of
Ashland Terminal, Inc.
Adopted April 28, 2006

Bylaws
of
Ashland Terminal, Inc.
Article I
Offices
     Section 1.1. Registered Office. The registered office of Ashland Terminal, Inc. (the “Corporation”) in the State of Delaware shall be as set forth in the Certificate of Incorporation.
     Section 1.2. Other Offices. The Corporation may also have an office or offices and keep the books and records of the Corporation, except as may be required by law, in such other places within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.
Article II
Meetings of Stockholders
     Section 2.1. Place. Meetings of stockholders shall be held at such place, within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.
     Section 2.2. Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, on such date and at such time as shall be designated by the Board of Directors and stated in the notice of the meeting.
     Section 2.3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by any two members of the Board of Directors, to be held at such place, either within or without the State of Delaware, and at such date and time as shall be designated in the notice of the meeting. The Corporation shall promptly prepare and deliver the required notice of any properly called special meeting of the Corporation, and shall secure an appropriate place to hold any such meeting.
     Section 2.4. Notice of Meetings. Except as otherwise expressly required by law, written notice of each meeting of the stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of the Corporation. Every such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. A written waiver of notice, signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting in person or by proxy shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
     Section 2.5. Adjournments. Any meeting of the stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
     Section 2.6. List of Stockholders. At least 10 days before every meeting of the stockholders, the Secretary or other officer of the Corporation who shall have charge of the stock ledger of the Corporation shall prepare and make, or cause the preparation and making of, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
     Section 2.7. Quorum. At each meeting of the stockholders, except as otherwise expressly required by law or by the Certificate of Incorporation of the Corporation, the holders of a majority of the voting power of the issued and outstanding shares of each class of stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum at any such meeting or any adjournment thereof, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn the meeting from time to time in the manner provided in Section 2.5 of these Bylaws, until stockholders holding the amount of stock requisite for a quorum shall be present in person or by proxy.
     Section 2.8. Organization. At each meeting of the stockholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:
     (a) the President;
     (b) any other officer of the Corporation designated by the Board of Directors to act as chairman of such meeting and to preside thereat if the President shall be absent from such meeting; or
     (c) in the absence of any of the foregoing, a stockholder of record of the Corporation who shall be chosen chairman of such meeting by a majority in voting power of the stockholders present in person or by proxy at the meeting and entitled to vote thereat.
The Secretary, or, if the Secretary shall be presiding over the meeting in accordance with the provisions of this Section or if the Secretary shall be absent from such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary, shall be present thereat) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.
     Section 2.9. Proxies; Voting. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of the stockholders need not be by written ballot and need not be conducted by inspectors unless otherwise provided in these Bylaws or unless so directed by the chairman of the meeting or unless the holders of a majority of the voting power of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of the stockholders for the election of directors, a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors shall be sufficient to elect directors. All other elections and questions shall, unless otherwise provided by law or by the Certificate of Incorporation of the Corporation, or these Bylaws, be decided by the vote of the holders of a majority of the voting power of the outstanding shares of the Corporation’s stock entitled to vote thereon present in person or by proxy at the meeting, voting as a single class, provided that (except as otherwise required by law, by the Certificate of Incorporation of the Corporation or these Bylaws) the Board of Directors may require a larger vote upon any such election or question.
     Section 2.10. Informal Action by Stockholders. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent setting forth the action to be taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and such writing is filed with the minutes of the proceedings of the stockholders.

Article III
Board of Directors
     Section 3.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may, except as otherwise required by law or by the Certificate of Incorporation, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.
     Section 3.2. Number and Term of Office. The number of directors which shall constitute the whole Board of Directors shall be fixed, from time to time, by a resolution adopted by the Board of Directors. Directors elected by the stockholders of the Corporation shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.
     Section 3.3. Resignation, Removal and Vacancies. Any director may resign at any time by giving written notice of his resignation to the Board of Directors or to the Secretary of the Corporation. Any such resignation shall take effect upon receipt unless specified to be effective at some other time and, unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective. A director may be removed with or without cause by the holders of a majority of the shares of stock entitled to vote for the election of directors. Any vacancy by reason of death, resignation, removal or otherwise may be filled by the holders of a majority of the stock entitled to vote for the election of directors to fill such vacancy or by a majority of the directors then in office, though less than a quorum, or by a sole remaining director so elected, each to hold office until the next annual meeting of stockholders and until his or her successor shall have been elected and qualified or until his or her earlier death, resignation or removal.
     Section 3.4. Meetings.
          (a) Annual Meetings. As promptly as practicable after each annual election of directors, the Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business.
          (b) Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time determine.
          (c) Special Meetings. Special meetings of the Board of Directors shall be held whenever called by any two members of the Board of Directors. Any and all business may be transacted at a special meeting which may be transacted at a regular meeting of the Board of Directors.
          (d) Place of Meeting. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time by resolution determine or as shall be designated in the notice of meeting.
          (e) Notice of Meetings. Notice of the annual and other regular meetings of the Board of Directors or of any adjourned meeting need not be given. Notice of special meetings of the Board of Directors, or of any meeting of any committee of the Board of Directors, shall be given to each director, or member of such committee, at least five business days before the day on which such meeting is to be held, if by mail, and at least two business days before the time of the meeting, if by telegraph, cable, telex, telecopy, facsimile or telephone, or if delivered personally. Such notice shall include the time and place of such meeting. A written waiver of notice, signed by the director, whether before or after such meeting shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends the meeting for the express purposes of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
          (f) Quorum and Manner of Acting. The presence of at least a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the vote of a greater number of directors shall be required by the Certificate of Incorporation of the Corporation, these Bylaws or any stockholders agreement between the Corporation and the holders of at least a majority of the stock entitled to vote for the election of directors.
          (g) Action by Communications Equipment. The directors, or the members of any committee of the Board of Directors, may participate in a meeting of the Board of Directors, or of such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.
          (h) Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and such writing is filed with the minutes of the proceedings of the Board of Directors or such committee.
          (i) Organization. At each meeting of the Board of Directors, any director chosen by a majority of the directors present thereat, may act as chairman of the meeting and preside thereat. The Secretary or, in the absence of the Secretary, any person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman shall appoint shall act as secretary of such meeting and keep the minutes thereof.
     Section 3.5. Compensation. The Board of Directors may provide that the Corporation shall reimburse directors for any expenses incurred on account of attendance at any meeting of the Board of Directors or any committee thereof, and may otherwise fix the compensation of directors. Nothing herein shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore or limit the authority of the Board of Directors to fix such compensation.
Article IV
Committees
     Section 4.1. Committees. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may designate one or more committees, each committee to consist of one or more directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided herein or in the resolution of the Board of Directors designating such committee and subject to the requirements of the Certificate of Incorporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorized the seal of the Corporation to be affixed to all papers which may require it.
     Section 4.2. Meetings and Quorum. Each Committee shall meet as often as may be deemed necessary and expedient at such times and places as shall be determined by such Committee. At all meetings of any Committee, a majority of the members thereof shall constitute a quorum and the vote of a majority of all of the members thereof at a meeting at which a quorum is present shall be the act of such Committee. Any member of any Committee selected by a majority of the members present may preside at the meetings of any Committee. Any action required or permitted to be taken by any committee may be taken without a meeting if all members of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the committee shall be filed with the minutes of the proceedings of the committee. Unless the Board of Directors shall otherwise provide, any one or more members of any such committee may participate in any meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting of the committee.

Article V
Officers
     Section 5.1. Election and Appointment; Term of Office. The officers of the Corporation shall include a President and a Secretary and may include one or more Vice Presidents (the number thereof to be determined from time to time by the Board of Directors), a Treasurer, one or more Assistant Treasurers and one or more Assistant Secretaries, each of which shall have such authority and shall perform such duties as the Board of Directors may prescribe. Each such officer shall be elected by the Board of Directors at its annual meeting and shall hold office until the next annual meeting of the Board of Directors and until his or her successor is elected or until his or her earlier death, resignation or removal in the manner hereinafter provided. The Board of Directors shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, notes, drafts and other orders for the payment of money and other documents in the ordinary course of business of the Corporation for and in the name of the Corporation, except when the execution and delivery thereof shall be expressly delegated by the Board of Directors or these Bylaws to some other officer or agent of the Corporation.
     Section 5.2. Resignation; Removal; Vacancies.
          (a) Resignation. Any officer may resign at any time by giving written notice to the President or the Secretary of the Corporation, and such resignation shall take effect upon receipt unless specified therein to be effective at some other time (subject always to the provisions of Section 5.2(b)). No acceptance of any such resignation shall be necessary to make it effective.
          (b) Removal. All officers and agents elected or appointed by the Board of Directors shall be subject to removal at any time by the Board of Directors with or without cause.
          (c) Vacancies. A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election or appointment to such office.
Article VI
Books and Records
     The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board of Directors may from time to time determine.
Article VII
Shares and Their Transfer; Fixing Record Dates
     Section 7.1. Certificates for Stock. Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board of Directors shall prescribe. Each such certificate shall be signed by, or in the name of the Corporation by, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. In the event the Corporation is advised in writing of any agreement or agreements among stockholders of the Corporation relating to restrictions on the transferability or voting rights of the Corporation’s stock, no certificate for such restricted stock will be issued by the Corporation unless first imprinted with a legend referring to such agreement or agreements.
     Section 7.2. Transfer Agents and Registrars; Facsimile Signatures. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer and/or registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and/or registered by one or more of such transfer agents and/or registrars. In the case of certificates for stock of the Corporation countersigned by a transfer agent of the Corporation and/or registered by a registrar of the Corporation, the signatures of the officers of the Corporation thereon may be facsimiles of their respective autograph signatures, and all such stock certificates so countersigned and/or registered and signed in facsimile as aforesaid shall be as valid and effective for all purposes as if the facsimile signatures thereon of such officers were their respective autograph signatures, and notwithstanding the fact that any such officer whose facsimile signature appears thereon may have ceased to be such officer at the time when any such stock certificate shall be actually issued or delivered.
     Section 7.3. Stock Record. A record shall be kept of the name of the person owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes.
     Section 7.4. Transfer of Stock. Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by the attorney of such registered holder thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and upon the surrender to the Corporation or a transfer agent of the Corporation of the certificate or certificates for such shares properly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.
     Section 7.5. Lost, Stolen, Destroyed or Mutilated Certificates. The holder of any stock of the Corporation shall promptly notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor. The Corporation may issue a new certificate for stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen, destroyed or mutilated, and the Board of Directors may, in its discretion, require the owner of the lost, stolen, destroyed or mutilated certificate or the legal representative of such owner to give the Corporation a bond in such sum, limited or unlimited, in such form and with such surety or sureties as the Board of Directors shall in its discretion determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, destruction or mutilation of any such certificate or the issuance of any such new certificate.
     Section 7.6. Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
Article VIII
Corporate Seal
     The Board of Directors may, by resolution, provide for a suitable seal containing the name of the Corporation and the year of its organization. Such seal, if any, may be used by causing it or a facsimile to be impressed or affixed or in any other manner reproduced.
Article IX
Fiscal Year
     The fiscal year of the Corporation shall end on the 31st day of December of each year, or as otherwise fixed by resolution of the Board of Directors.
Article X
Indemnification
     A. Every person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or a person of whom such person is a legal representative is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation or for its benefit as a director, officer, employee or agent of any other corporation, or as the representative of the Corporation in a partnership, joint venture, trust or other entity, shall be indemnified and held harmless by the Corporation to the fullest extent legally permissible under the General Corporation Law of the State of Delaware, as amended from time to time, against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably paid or incurred by such person in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any manner desired by such person. Such right of indemnification shall include the right to be paid by the Corporation the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition upon receipt of an undertaking by or on behalf of such person to repay such amount if ultimately it should be determined that such person is not entitled to be indemnified by the Corporation under the General Corporation Law of the State of Delaware. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under the Certificate of Incorporation of the Corporation or any agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article X. Any person or persons who, pursuant to any provisions of the Certificate of Incorporation of the Corporation, exercises or performs any of the powers or duties conferred or imposed upon a director of the Corporation, shall be entitled to the indemnification rights set forth in this Article X.
     B. Notwithstanding anything in this Article X to the contrary, no person shall be indemnified in respect of any claim, action, suit or proceeding initiated by any such person or in which any such person has voluntarily intervened, other than an action initiated by such person to enforce indemnification rights hereunder or an action initiated with the approval of a majority of the Board of Directors.
     C. The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation or for its benefit as a director, officer, employee or agent of any other corporation, or as the representative of the Corporation in a partnership, joint venture, trust or other entity, against any expense, liability or loss asserted against or incurred by any such person in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss.
     D. The Board of Directors may adopt further Bylaws from time to time with respect to indemnification and may amend these and such further Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Delaware, as amended from time to time.
Article XI
Amendments
     These Bylaws may be altered, amended or repealed by (i) the affirmative vote of at least a majority of the members of the Board of Directors present at a meeting at which a quorum is present or (ii) the affirmative vote of at least a majority of the holders of all the issued and outstanding shares of the Corporation’s stock entitled to vote generally at a meeting of stockholders, voting as a single class.